UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Frank’s International N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FRANK’S INTERNATIONAL N.V.

PROXY STATEMENT SUPPLEMENT

This supplement updates the proxy card furnished to certain shareholders of Frank’s International N.V. (“Frank’s”) for the 2021 annual general meeting of shareholders (the “Annual Meeting”) to be held on, September 10, 2021 at 2:00 p.m., local time, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands. The original proxy card inadvertently omitted Kirkland D. Mosing as a director nominee under Proposal 9, the Re-Election Proposal with respect to the Frank’s Supervisory Board.

The enclosed, updated proxy card has been revised solely to correct Proposal 9 to include the re-election of Kirkland D. Mosing to the Frank’s Supervisory Board as Proposal 9i. Except for the foregoing revision, no other changes have been made to the proxy card and no changes have been made to the related definitive proxy statement/prospectus, which was filed by Frank’s on August 6, 2021 (the “Proxy Statement”).

Please disregard the proxy card you previously received and cast your vote for the Annual Meeting via Internet, phone or mail by following the instructions set forth on the enclosed proxy card.

If you have already cast your vote using the proxy card you previously received, voting again on the enclosed proxy card will revoke your prior vote, so please vote on all items of business on the enclosed proxy card even if you previously voted on these items.

If you have already cast your vote using the proxy card you previously received and do not vote again using the enclosed proxy card, your prior vote will be counted as set forth in the Proxy Statement and you will be deemed to have marked “ABSTAIN” with respect to Proposal 9i, the re-election of Kirkland D. Mosing to the Frank’s Supervisory Board.

This supplement should be read in conjunction with the Proxy Statement.

We thank you for your attention to this matter.

FRANK'S INTERNATIONAL

FRANK'S INTERNATIONAL N.V.
MASTENMAKERSWEG 1
1786 PB DEN HELDER, THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on September 9, 2021 or 5:59 A.M. Central European Time on September 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on September 9, 2021 or 5:59 A.M. Central European Time on September 10, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D59413-P59603

FRANK'S INTERNATIONAL N.V.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WITH RESPECT TO THE MERGER-RELATED PROPOSALS, EACH OF THE FRANK'S MANAGEMENT BOARD AND THE FRANK'S SUPERVISORY BOARD RECOMMEND THAT YOU VOTE "FOR" PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7 AND 8.

	Proposal	For	Against	Abstain
1.	**The Merger Proposal** – The adoption and approval within the meaning of Section 2:107a of the Dutch Civil Code, of the Agreement and Plan of Merger, dated as of March 10, 2021 (as it may be amended from time to time, the "Merger Agreement"), by and among Frank's International, N.V. ("Frank's"), New Eagle Holdings Limited, a direct wholly owned subsidiary of Frank's ("Merger Sub"), and Expro Group Holdings International Limited ("Expro"), the merger of Expro with and into Merger Sub (the "Merger"), with Merger Sub surviving the Merger as a direct, wholly owned subsidiary of Frank's, and the transactions contemplated by the Merger Agreement and the Plan of Merger (as defined in the Merger Agreement) (such transactions, the "Transactions").	☐	☐	☐
2.	**The Stock Issuance Proposal** – The authorization of the board of managing directors of Frank's (the "Frank's Management Board"), subject to approval of the board of supervisory directors of Frank's (the "Frank's Supervisory Board") (and, following the implementation of the Board Structure Proposal and the Board Changes Proposal (each as defined below), the board of directors of Frank's after completion of the Merger and the other Transactions (the "Combined Company Board")) to issue shares of common stock, each with a nominal value of €0.01 per share, of Frank's ("Frank's Common Stock") to Expro shareholders in connection with the Merger and to grant rights to subscribe for shares of Frank's Common Stock to holders of warrants, options and other rights to subscribe for or otherwise acquire ordinary shares in Expro to the holders of those rights in connection with the Merger.	☐	☐	☐
3.	**The Board Changes Proposal** – The appointment, effective as of the effective time of the Merger (the "Effective Time") but following the implementation of the Board Structure Proposal, of the three individuals named in the accompanying proxy statement/prospectus and nominated by the Frank's Supervisory Board and the six individuals named in the accompanying proxy statement/prospectus and designated by the board of directors of Expro, as executive or non-executive directors, as applicable, of the Combined Company Board (the "Board Changes Proposal").	☐	☐	☐
4.	**The Capital Stock Amendment Proposal** – The approval and adoption of an amendment, as of or prior to the Effective Time, to the amended articles of association of Frank's, as they may read from time to time (the "Frank's Articles") to increase the total authorized capital stock of Frank's from 798,096,000 shares of Frank's Common Stock to 1,200,000,000 shares of Frank's Common Stock.	☐	☐	☐
5.	**The Reverse Stock Split Proposal** – The approval and adoption of an amendment, as of or prior to the Effective Time, to the Frank's Articles to effect a reverse stock split in respect of all issued and outstanding shares of Frank's Common Stock at a ratio in the range from 1-for-4 to 1-for-7, with such specific ratio to be determined by the Frank's Supervisory Board (with the consent of Expro not unreasonably withheld, conditioned or delayed) following the 2021 Frank's annual general meeting of shareholders (the "Annual Meeting").	☐	☐	☐
6.	**The Board Structure Proposal** – The approval and adoption of an amendment, as of or prior to the Effective Time, to the Frank's Articles to transition Frank's governance structure from a two-tier board structure to a one-tier board structure, together with certain technical changes to the Frank's Articles (the "Board Structure Proposal").	☐	☐	☐
7.	**The Compensation Policy Amendment Proposal** – The approval and adoption of an amendment, as of the Effective Time but following the implementation of the Board Structure Proposal, to the Company's compensation policy (the "Compensation Policy Amendment") to reflect the transition of Frank's governance structure from a two-tier board structure to a one-tier board structure. The full text of the proposed Compensation Policy Amendment is attached to the accompanying proxy statement/prospectus as Annex D.	☐	☐	☐
8.	**The Non-Binding Compensation Advisory Proposal** – The approval, on a non-binding advisory basis, of certain compensation that may be paid or become payable to Frank's named executive officers that is based on or otherwise relates to the Merger.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

WITH RESPECT TO THE ANNUAL MEETING PROPOSALS, EACH OF THE FRANK'S MANAGEMENT BOARD AND THE FRANK'S SUPERVISORY BOARD RECOMMEND THAT YOU VOTE "FOR" PROPOSAL NOS. 9, 10, 11, 12, 13, 14, 15, 16 AND 17.

	Proposal	For	Against	Abstain
9.	**The Re-Election Proposal** – The re-election of the nine current members of the Frank's Supervisory Board to serve until the earlier of the Effective Time or the end of Frank's annual general meeting of shareholders in 2022. **Proposal 9 continues immediately after Proposal 17.**			
	Nominees (continued below Proposal 17):			
9a.	Michael C. Kearney	☐	☐	☐
9b.	Robert W. Drummond	☐	☐	☐
9c.	Michael E. McMahon	☐	☐	☐
9d.	L. Don Miller	☐	☐	☐
9e.	D. Keith Mosing	☐	☐	☐
9f.	Erich L. Mosing	☐	☐	☐
9g.	Melanie M. Trent	☐	☐	☐
9h.	Alexander Vriesendorp	☐	☐	☐
10.	**The Management Board Re-Appointment Proposal** – The re-appointment of Steven Russell, Melissa Cougle and John Symington as members of the Frank's Management Board to serve until the earlier of the Effective Time or the end of Frank's annual general meeting of shareholders in 2022.	☐	☐	☐
11.	**The Annual Report Ratification Proposal** – The review of the annual report for the fiscal year ended December 31, 2020, including the paragraph relating to corporate governance, to confirm and ratify the preparation of Frank's statutory annual accounts and annual report in the English language and to confirm and adopt the annual accounts for the fiscal year ended December 31, 2020.	☐	☐	☐
12.	**The Supervisory Board Liability Discharge Proposal** – The discharge of the members of the Frank's Supervisory Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2020.	☐	☐	☐
13.	**The Management Board Liability Discharge Proposal** – The discharge of the members of the Frank's Management Board from liability in respect of the exercise of their duties during the fiscal year ended December 31, 2020.	☐	☐	☐
14.	**The Dutch Auditor Proposal** – The appointment of KPMG Accountants N.V. as Frank's auditor who will audit the Dutch statutory annual accounts of Frank's for the fiscal year ending December 31, 2021, as required by Dutch law, provided Deloitte Accountants B.V. shall be appointed for that fiscal year if the Merger is completed.	☐	☐	☐
15.	**The US Auditor Proposal** – The ratification of the appointment of KPMG LLP as Frank's independent registered public accounting firm to audit Frank's U.S. GAAP financial statements for the fiscal year ending December 31, 2021, provided Deloitte & Touche LLP shall be appointed for that fiscal year if the Merger is completed.	☐	☐	☐
16.	**The Director Remuneration Proposal** – The ratification and approval of the remuneration of the members of the Frank's Supervisory Board granted for the period from the 2020 annual meeting until the date of the Annual Meeting, and to approve the remuneration of the members of the Frank's Supervisory Board for the period from the Annual Meeting up to and including the earlier of the Effective Time or the annual general meeting of shareholders in 2022.	☐	☐	☐
17.	**The Share Repurchase Proposal** – The authorization of the Frank's Management Board, subject to Frank's Supervisory Board approval (and, following the implementation of the Board Structure Proposal and Board Changes Proposal", the Combined Company Board), to repurchase shares up to 10% of the issued share capital, for any legal purpose, at the stock exchange or in a private purchase transaction, at a price between $0.01 and 105% of the market price on the NYSE, and during a period of 18 months starting from the date of the Annual Meeting.	☐	☐	☐
	Continued from Proposal 9 above. Nominee:			
9i.	Kirkland D. Mosing	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report including Form 10-K are available at www.proxydocs.com/fi D59414-P59603 FRANK’S INTERNATIONAL N.V. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 10, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS AND THE BOARD OF MANAGING DIRECTORS. The undersigned hereby appoints Michael Kearney, John Symington, Melissa Cougle and Nancy A. Muchmore as proxies, each with full power of substitution, to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Frank’s International N.V. held by the undersigned that would be entitled to vote if personally present, at the Annual Meeting, to be held on September 10, 2021, at 2:00 p.m. Central European Time, at the offices of Van Campen Liem, J.J. Viottastraat 52, 1071 JT, Amsterdam, The Netherlands, or at any postponement or adjournment thereof. The proxy, when properly executed, will be voted in accordance with the instructions given. If no instructions are given, this proxy will be voted “For” the election of all of the director nominees in proposal 9 and “For” proposals 1, 2, 3, 4, 5, 6 ,7, 8, 10, 11, 12, 13, 14, 15, 16 and 17. In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting, or at any postponement or adjournment thereof. Continued and to be signed on reverse side